UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2006
SUN HYDRAULICS CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337

(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida	34243

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 941-362-1200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

     On March 7, 2006, Sun Hydraulics Corporation (the "Company") filed a Current Report on Form 8-K with respect to the appointment of Tricia L. Fulton as Chief Financial Officer. That Form 8-K inadvertently contained an erroneous date for her appointment and neglected to state that she is replacing Richard J. Dobbyn, and this amendment is filed for the purpose of correcting the same.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On March 4, 2006, effective immediately, the Board of Directors appointed Tricia L. Fulton, 39, as Chief Financial Officer of the Company, replacing Richard J. Dobbyn, who is retiring as Chief Financial Officer, but who will remain as an employee of the Company to assist management with special projects. Ms. Fulton has been with the Company since March 1997 in positions of increasing responsibility, most recently as the Corporate Controller. Ms. Fulton’s current annual compensation is $110,000.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton

Tricia L. Fulton
Chief Financial Officer (Principal
Financial and Accounting Officer)
Dated: March 9, 2006